UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2020 (January 3, 2020)

TMSR Holding Company Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
A101 Hanzheng Street City Industry Park, No. 21 Jiefang Avenue, Qiaokou District, Wuhan, Hubei, China 430000

(Address of Principal Executive Offices) (Zip code)

 +86-022-5982-4800

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TMSR	Nasdaq Capital Market
Warrants to purchase one-half of one share of Common Stock	TMSRW	OTC Pink

Item 1.01	Entry into a Material Definitive Agreement

On January 3, 2020, TMSR Holding Company Limited (“TMSR” or the “Company”) entered into a Share Purchase Agreement (“SPA”) with Sichuan Wuge Network Games Co., Ltd. (“Wuge”) and all the shareholders of Wuge (“Wuge Shareholders”). Wuge Shareholders are Wei Xu, Bibo Lin, Jiangsu Lingkong Network Joint Stock Co., Ltd., which is controlled by Wei Xu, and Anhui Shuziren Network Technology Co., Ltd., which is controlled by Wei Xu.

Wuge is a game developing company incorporated in China. Wuge Manor, the game Wuge is developing, is the world’s first game that combines Internet of Things (IoT) and e-commerce that is based on CodeChain interface, a blockchain platform. It is based on real cities and uses the IoT Grid as the access point to access e-commerce by CodeChain. Through the game, players can have access to hundreds of vendors and business owners in over 100 cities in China, participate in activities those businesses set up and collect points, which can be redeemed as equipment in the game or coupons usable when making purchase at that business. CodeChain access to e-commerce includes Online to Offline (O2O) “scanning QR Code” and social media that seamlessly link offline and online and connect real and virtual directly, so that each IoT Grid becomes an e-commerce access to realize the decentralization of e-commerce access and complete the basic layout for blockchain e-commerce.

Pursuant to the SPA, TMSR shall issue an aggregate of 4,000,000 shares of TMSR’s common stock (“TMSR Shares”) to the Wuge Shareholders, in exchange for Wuge Shareholders’ agreement to enter into, and their agreement to cause Wuge to enter into, certain VIE agreements (“VIE Agreements”) with Tongrong Technology (Jiangsu) Co., Ltd. (“WFOE”), the Company’s indirectly owned subsidiary, through which WFOE shall have the right to control, manage and operate Wuge in return for a service fee equal to 100% of Wuge’s net income (“Acquisition”). The Company has notified Nasdaq Stock Market regarding the Acquisition. The closing of the Acquisition is conditioned upon Nasdaq Stock Market’s approval.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the complete text of the SPA, which is filed as Exhibit 10.1

On January 3, 2020, WFOE entered into a series of VIE Agreements with Wuge and the Wuge Shareholders. The VIE Agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Wuge, including absolute rights to control the management, operations, assets, property and revenue of Wuge. Wuge has all necessary license to carry out its business in China.

Material terms of each of the VIE Agreements are described below:

Technical Consultation and Services Agreement.     Pursuant to the technical consultation and services agreement between Wuge and WFOE dated January 3, 2020, WFOE has the exclusive right to provide consultation services to Wuge relating to Wuge’s business, including but not limited to business consultation services, human resources development, and business development. WFOE exclusively owns any intellectual property rights arising from the performance of this agreement. WFOE has the right to determine the service fees based on Wuge’s actual operation on a quarterly basis. This agreement will be effective as long as Wuge exists. WFOE may terminate this agreement at any time by giving a 30 days’ prior written notice to Wuge.

The foregoing description of the technical consultation and services agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the technical consultation and services agreement, which is filed as Exhibit 10.2.

Equity Pledge Agreement.    Under the equity pledge agreement among WFOE, Wuge and Wuge Shareholders dated January 3, 2020, Wuge Shareholders pledged all of their equity interests in Wuge to WFOE to guarantee Wuge’s performance of relevant obligations and indebtedness under the technical consultation and services agreement. In addition, Wuge Shareholders will complete the registration of the equity pledge under the agreement with the competent local authority. If Wuge breaches its obligation under the technical consultation and services agreement, WFOE, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. This pledge will remain effective until all the guaranteed obligations are performed or the Wuge Shareholders cease to be shareholders of Wuge.

The foregoing description of the equity pledge agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the equity pledge agreement, which is filed as Exhibit 10.3.

Equity Option Agreement.     Under the equity option agreement among WFOE, Wuge and Wuge Shareholders dated January 3, 2020, each of Wuge Shareholders irrevocably granted to WFOE or its designee an option to purchase at any time, to the extent permitted under PRC law, all or a portion of his equity interests in Wuge. Also, WFOE or its designee has the right to acquire any and all of its assets of Wuge. Without WFOE’s prior written consent, Wuge’s shareholders cannot transfer their equity interests in Wuge and Wuge cannot transfer its assets. The acquisition price for the shares or assets will be the minimum amount of consideration permitted under the PRC law at the time of the exercise of the option. This pledge will remain effective until all options have been exercised.

The foregoing description of the equity option agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the equity option agreement, which is filed as Exhibit 10.4.

Voting Rights Proxy and Financial Support Agreement.     Under the voting rights proxy and financial support agreement among WFOE, Wuge and Wuge Shareholders dated January 3, 2020, each Wuge Shareholder irrevocably appointed WFOE as its attorney-in-fact to exercise on such shareholder’s behalf any and all rights that such shareholder has in respect of his equity interests in Wuge, including but not limited to the power to vote on its behalf on all matters of Wuge requiring shareholder approval in accordance with the articles of association of Wuge. The proxy agreement is for a term of 20 years and can be extended by WFOE unilaterally by prior written notice to the other parties.

The foregoing description of the voting rights proxy and financial support agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the voting rights proxy and financial support agreement, which is filed as Exhibit 10.5.

The effectiveness of the VIE Agreements are conditioned upon the closing of the Acquisition.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2020, the Company’s board of directors (the “Board”) of the Company appointed Mr. Wei Xu as a director of the Board, effective upon the closing of the Acquisition.

The biographical information of Mr. Xu is set forth below:

Mr. Wei Xu, age 51, is the inventor of QR code patent and the creator of Code Chain interface. He founded and has served as the chairman of the board of director at Lingkong Group, a Chinese company that engages in systems applications and products in data processing, since August 2006. In July 2019, Mr. Xu founded Sichuan Wuge Network Games Co., Ltd., a game developing company that combines IoT and e-commerce that is based on ChainCode interface. From July 1994 to July 2006, Mr. Xu was the COO of NEC IT Management Co., Ltd., the Chinese subsidiary of NEC Japan, a company that provides information technology solutions including but not limited to SAP, SCM and Matrixlink. Mr. Xu received his bachelor’s degree in business administration in China from Fudan University in 1992.

Mr. Xu does not have a family relationship with any director or executive officer of the Company. Other than disclosed in item 1.01, Mr. Xu has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Xu accepted an offer letter from the Company and agreed to receive an annual compensation of $10,000, effective upon the closing of the Acquisition. The offer letter is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.6.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Purchase Agreement dated January 3, 2020
10.2	Technical Consultation and Services Agreement dated January 3, 2020
10.3	Equity Pledge Agreement dated January 3, 2020
10.4	Equity Option Agreement dated January 3, 2020
10.5	Voting Rights Proxy and Financial Support Agreement dated January 3, 2020
10.6	Director Offer Letter between the Company and Wei Xu, dated January 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMSR HOLDING COMPANY LIMITED

Date: January 3, 2020	By:	/s/ Yimin Jin
	Name:	Yimin Jin
	Title:	CEO